Exhibit 10.1


                                 PROMISSORY NOTE

$215,744.27                                                        July 31, 2001
                                                           Springfield, Missouri

         Decorize, Inc., a Delaware corporation, (the "Undersigned"), promises to pay to the order of John Michael Sandel and Kitty Sandel, husband and wife, (the "Holder"), the principal sum of Two Hundred Fifteen Thousand Seven Hundred forty-four Dollars ($215,744.27), (the "Principal"), with interest thereon from this date, until fully paid, at the rate of six point seven five percent (6.75%) per annum on the unpaid balance, (the "Interest").

         The Undersigned agrees to pay to the Holder all Principal and accrued Interest on March 1, 2002.

         Interest on any unpaid principal due under this Promissory Note shall be computed on the basis of a 365-day year. The Undersigned shall have the privilege of prepaying the principal under this Promissory Note in whole or in part, without penalty or premium at any time. All payments hereunder shall be applied first to interest and then to principal.

         The following shall be an event of default, ("Default"), under this Promissory Note:

         A. If any Payment required by this Promissory Note is not paid in full within thirty (30) days of when due; or

         B. If a receiver is appointed over any part of the property of the Undersigned, if the Undersigned assigns any of its property to or for the benefit of creditors or if proceedings are undertaken under any bankruptcy laws by the Undersigned.

         In the event of a Default, in addition to all other remedies available to the Holder under the laws of the State of Missouri, the Holder, at its option, may accelerate all amounts due under this Promissory Note and such amount shall become immediately due and payable.

         All parties to this Promissory Note severally waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, bringing of suit and diligence in taking any action to collect amounts called for under this Promissory Note. All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications, or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Note, or of the performance of any covenants, conditions or agreements hereof or thereof. Any such action taken by Holder shall not discharge the liability of any party to this Note.

         No delay on the part of the Holder of this note in exercising any power or right hereunder shall operate as a waiver of any power or right; nor shall any single or partial exercise of any power or right preclude other or further exercise, or the exercise of any other power or right, and no waiver shall be valid unless in writing signed by the Holder and only to the extent set forth therein.

         This Promissory Note has been executed and delivered in Greene County in the state of Missouri and shall be governed and construed in accordance with the laws of the state of Missouri. Venue for any action to enforce or defend the terms of this note shall be in Greene County, Missouri.


                                                     DECORIZE, INC.


                                                     By:   /S/ Jon Baker
                                                         ----------------------
                                                     Its:   President
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